8/24/04	Rod Watkins

CONSULTING AGREEMENT

This Consulting Agreement (Agreement) is made as of March 24, 2004 (Effective Date) between Bluestar Physical Therapy, Inc., (Bluestar) a subsidiary of Tauras Entertainment (the Company), and Rod Watkins (the Consultant).

WHEREAS, the Company desires to engage the Consultant to fulfill various task involving Business Modeling, Strategic Planning, Corporate Development and Financial Marketing Materials/Presentations and Consultant desires to accept such engagement, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Company and Consultant agree as follows:

1.     Definitions: Terms defined elsewhere in this Agreement are used herein as so defined. In addition, the following terms shall have the following meanings:

1.1 Affiliates. "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company.

1.2 Confidential Information. "Confidential Information" means any and all information relating in any way to the Intellectual Property, products, customers, employees or any other aspect of the business of the Company and its Affiliates that is (i) intended by the Company’s management to be confidential, or (ii) is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business, or (iii) any and all information the disclosure of which would otherwise be adverse to the interests of the Company or any of its Affiliates. Confidential Information includes without limitation such information relating to (v) the Company’s Intellectual Property (w) the services or products sold or offered by the Company or any of its Affiliates (x) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates (y) the identity and special needs of the customers of the Company and its Affiliates (z) the people and organizations with whom the Company and its Affiliates have business relationships and the terms of those relationships.

1.3 Intellectual Property. "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Company and/or any of the Company’s officers or employees during the term of their employment.

1.4 Person. "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust and other entity or organization.

2. Engagement of Consultant

2.1 Term. Subject to earlier termination as hereinafter provided, the Company agrees to engage Consultant, and Consultant agrees to be engaged by the Company, for an original term commencing on the Effective Date and ending at 5:00 p.m., Houston time, on February 5, 2005 or such later date to which the parties may agree. The term of this Agreement is hereafter referred to as "the term of this Agreement" of "the term hereof".

2.2 Title, duties and responsibilities. During the term hereof, the Consultant shall serve as the Company’s Consultant to perform Business Modeling, Strategic Planning, Corporate Development and Financial Market Development. The Consultant shall perform these duties of the Company as established by the Chief Executive Officer, and shall perform such other duties and responsibilities as may be vested in him from time to time.

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2.3 Performance. During the term hereof, the Consultant shall perform and discharge (faithfully, diligently and to the best of the Consultant’s ability) the Consultant’s duties and responsibilities on behalf of the Company and its subsidiaries. During the term hereof, the Consultant shall devote the necessary time and attention to the advancement of the business and interests of the Company and its subsidiaries and to the discharge of the Consultant’s duties and responsibilities hereunder. Nothing contained herein shall be construed to prohibit or restrict the Consultant from (a) serving in various capacities in community, civic, religious or charitable organizations, or (b) attending to personal business and investment matters. Further the Consultant shall be permitted to (i) serve as a member of the scientific or technology board or committee or on the Board of Directors or as a consultant to, other entities that do not directly compete with the Company, and (ii) be the author of and publish and present articles, abstracts and manuscripts on other issues, whether or not relating to the business of the Company, It is expressly agreed that any such service or activity permitted by the previous sentences shall not unreasonably interfere with the performance of the Consultant’s duties and Consultant will comply with the reasonable requests of the Board of Directors to cease or limit the service or activity if, in the opinion of the Board of Directors, such service or activity unreasonably interferes with Consultants performance of his duties and responsibilities hereunder.

2.4 Relationship of the Parties. Consultant and the Company agree that, at all times during his engagement by the Company hereunder, Consultant shall be an independent contractor, and in such capacity shall be solely responsible for all income taxes, Social Security taxes, Medicare and/or other deductions, payments and taxes for which Consultant is or might be liable in connection with compensation and benefits paid to Consultant by the Company. Nothing contained herein shall operate, nor shall be construed to operate, as creating a relationship of employment, partnership, joint venture or any other relationship except the relationship specifically set forth herein.

3. Compensation and Benefits.

As compensation for all services performed by the Consultant under this Agreement and performance of the Consultant’s duties and of the obligations to the Company and its subsidiaries, pursuant to this Agreement or otherwise and subject to Section 4 hereof, the Company agrees to pay Consultant:

3.1 Base Fee. During the term hereof, the Company shall pay the Consultant a initial consulting fee of 12,000 S-8 registered shares in lieu of cash then 9,500 S-8 shares per month beginning April 5 2004 and ending February 5, 2005, payable in accordance with the practices of the Company and subject to increase at any time or from time to time by the Board in its sole discretion. Additionally the Company will make available to Consultant 100,000, 144 shares with piggyback registration rights. Such base consulting fee, as from time to time increased, is hereafter referred to as "Base Fee." The Base Fee payable to the Consultant shall be prorated for any period of less that one full month.

3.2 Business Expenses. The Company shall pay or reimburse the Consultant for all reasonable business expenses incurred or paid by the Consultant in the performance of the Consultant’s duties and responsibilities hereunder, subject to (i) any expense policy of the Company set by the Board from time to time, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Board from time to time.

4. Termination of Agreement and Severance of Benefits.

Notwithstanding the provisions of Section 2 hereof, the Consultant’s employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

4.1 Retirement or Death. In the event of the Consultant’s retirement or death during the term of hereof, the Consultant’s employment hereunder shall immediately and automatically terminate. In the event of the Consultant’s death during the term hereof, the Company shall pay to the Consultant (or in the case of death, the Consultant’s designated beneficiary or, if no beneficiary has been designated by the Consultant, to the Consultant’s estate) any other amounts accrued by the Consultant but unpaid through and including the date of such retirement or death, as the case may be.

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4.2 Termination Upon Thirty Days Notice. This Agreement may be canceled by either party, with or without cause, by delivering a Notice of Termination to the non-terminating party only at the conclusion of the first ninety (90) day term. Termination shall be effective on the thirtieth (30th) day after the date of actual receipt of such notice by the non-terminating party.

5. Effect of Termination.

The provisions of this Section 5 shall apply in the event of termination due to the expiration of the term of this Agreement, termination pursuant to Section 4 or otherwise.

5.1 Receipt of Certain Benefits. It is the mutual intention of the Company and the Consultant that the Consultant receive full benefit of the compensation and benefits provided to the Consultant during the term hereof which compensation and benefits may be payable over periods beyond the particular consulting term. Nothing in this Section 5.1 is intended or shall be construed to affect the rights and obligations of the Company and its Affiliates, on one hand, and the Consultant, on the other, with respect to any, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive termination of consulting under the provisions of the documents relating thereto.

5.2 Survival of Certain Provisions. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including, without limitation, the obligations of the Consultant under Sections 6 and 7 hereof. The obligation of the Company to make payments to or on behalf of the Consultant under any provision of this Agreement expressly is conditioned upon the Consultant’s continued full performance of his obligations under Sections 6 and 7 hereof. The Consultant recognizes that no compensation is earned after termination of employment.

6. Confidential Information; Intellectual Property

6.1 Company Information. The Consultant agrees at all times during the Term and thereafter to hold in the strictest confidence, and not to use, except for the benefit of the Company and within the scope of the Consultant’s employment by the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any Confidential Information.

6.2 Return of Documents. All documents, records, tapes and other media of every kind and description containing, referencing or in any way relating to the Confidential Information or relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Consultant, shall be the sole and exclusive property of the Company and its Affiliates. The Consultant shall safeguard all Documents and shall surrender to the Company at the time the Consultant’s employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Consultant’s possession or control.

7. Agreement Not to Compete with the Company

The Consultant agrees that during the term of the Consultant’s engagement hereunder and for a period of twelve (12) months following the date of termination thereof (the "Non-Competition Period"), the Consultant will not, directly or indirectly (a) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, director, principal, consultant, agent or otherwise with, any business that competes with the Company or any group division or subsidiary of the Company, in the United States or any other geographic area where such Competitive Business is being conducted at the Date of Termination or (b) recruit or otherwise seek to induce any employees of the Company or any of its subsidiaries to terminate their employment or violate any agreement with or duty to the Company of any of its subsidiaries. The Consultant’s consulting or other activities described as Permitted Activities pursuant to Section 2.3 above, shall not be considered participation in an activity which competes with the business of the Company or any group, division or subsidiary of the Company. Further, ownership of not more than five percent of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 7.

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8. Enforcement of Covenants.

The Consultant acknowledges that the Consultant has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon the Consultant pursuant to Sections 6 and 7 hereof. The Consultant agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that the restraints are reasonable as to the definition of Competitive Business and length of time. The Consultant further acknowledges that, were the Consultant to breach any of the covenants or agreements contained in Sections 6 and 7 hereof, the damage to the Company could be irreparable. The Consultant therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Consultant of any of said covenants or agreements. The parties further agree that in the event that any provision of Section 6 or 7 hereof shall be determined by any Court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such a provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

9. Conflicting Agreements

The Consultant hereby represents and warrants that the execution of this Agreement and the performance of the Consultant’s obligations hereunder shall not breach or be in conflict with any other agreement to which or by which the Consultant is a party or is bound and that the Consultant is not now subject to any covenants against competition or similar covenants that would affect the performance of the Consultant’s obligations hereunder. The Consultant will not disclose to or use on behalf of the Company or any of its Affiliates any proprietary information of a third party without such party’s consent.

10. Miscellaneous

10.1 Assignment. Neither the Company nor the Consultant may make any assignment of this Agreement or any interest herein (provided, however, that nothing contained herein shall be construed to place any limitation or restriction on the transfer of the Common Stock in addition to any restrictions set forth in any agreement applicable to such shares), by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Consultant in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any other Person or transfer all or substantially all of its properties or assets to any other Person, in which event such other Person shall be deemed the "Company" hereunder for all purposes. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to this Agreement in the same manner and to the same extent that the Company would be required to perform if the succession had not taken place. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, and their respective successors, executors, administrators, heirs and permitted assigns.

10.2 Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and not the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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10.3 Waiver; Amendment. No waiver or any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver of either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be modified only by a written instrument signed by the Consultant and the Company.

10.4 Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or two business days after being deposited in the United States mail, postage prepaid, registered or certified, and addressed (a) in the case of the Consultant to the address listed below or, (b) to the Company, at its principal place of business and to the attention of the Board of Directors; or to such other address as either party may specify to the other.

10.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the terms and conditions of the Consultant’s employment and, except as otherwise provided herein, supersedes all prior communications, agreements and understandings, written or oral, with the Company with respect to the terms and conditions of the Consultant’s employment, including the Original Agreement.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Texas without giving effect to any choice or conflict laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10.7 Consent to Jurisdiction. Each of the Company and the Consultant, by its or the Consultant’s execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Texas for the purpose of any claim or action arising out of or based upon the Agreement of relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such proceeding brought in the above-named courts is improper, or that this Agreement of the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts or any applicable government agency nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise.

SIGNED to be effective as of the date set forth above.

BlueStar Physical Therapy, Inc.,

/s/ Alfred Oglesby
Alfred Oglesby, President and CEO

Consultant: Rod Watkins

/s/ Rod Watkins
Rod Watkins
1820 Pennebaker, Manteca, CA 95336
209-823-1679

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